Seven Arts Entertainment Inc. Announces The Appointment Of An Independent Board Committee To Explore A Sale Or Merger, And CEO Peter Hoffman Has Taken A Leave Of Absence

LOS ANGELES, June 19, 2013 /PRNewswire/ -- Seven Arts Entertainment Inc. (OTCQB: SAPX) ("Seven Arts" or the "Company") announced today that its Board of Directors has appointed an independent committee and is in discussions with a financial advisor to explore the possibility of a sale of the Company or its assets or the possibility of a merger as the best method to maximize stockholder value and to ensure retirement of all the Company's convertible debt securities. The Company is in discussions with an investment advisor to advise the Board throughout this process. The Company intends to continue all of its operations on a business as usual basis during this period. The recent market capitalization of the Company and the outstanding convertible debt securities are less than 25% of the Company's book value, and the Board believes the Company or its assets would offer an attractive opportunity for an appropriate buyer.

In connection with the Board's decision, Peter Hoffman has taken a leave of absence as chief executive officer of the Company, effective today, for the next six months to seek opportunities for the Company and to assist as a producer of the Company's motion picture projects. Mr. Hoffman has waived his right to salary during this period, but will retain all other benefits of his employment agreement with the Company. Mr. Hoffman will be available to the Company as a consultant at no charge and will continue to act as counsel for the Company on various legal matters, for which he will be separately compensated. Kate Hoffman has been appointed as acting Chief Executive Officer during this period. Vince Vellardita will continue as President and Chairman.

Peter Hoffman stated: "Regrettably the trading value of Seven Arts' common stock continues to perform at a level far below the Seven Arts' assets or book value, which may be due to the 'overhang' of the Company's existing convertible debt securities. Further delays in the realization of our business plans, principally delays in commencement of principal photography of Neuromancer and Winter Queen, have negatively impacted the financial results we anticipated when Seven Arts issued these convertible debt securities. As a result, the Board and I believe that that we can best maximize stockholder value at the present time by hiring an investment banking firm to assist with a sale of the Company or its assets or with a merger. I will step down as CEO for six months to devote my time to this objective and to progress production of our films, but will remain available to the Company, as needed. I have complete confidence in Kate to carry on all film and related operations, as she has for the last year. Vince Vellardita and Tony Barlo will help us operate our music and television operations with David Michery. I will pursue every opportunity to consummate a transaction to maximize value for our stockholders under the guidance of the Board and its financial advisors."

About Seven Arts Entertainment Inc.:
Seven Arts Entertainment Inc. was founded in 2002 as an independent motion picture production and distribution company engaged in the development, acquisition, financing, production and licensing of theatrical motion pictures for exhibition in domestic (i.e., the United States and Canada) and foreign theatrical markets, and for subsequent worldwide release in other forms of media, including home video and pay and free television.

Cautionary Information Regarding Forward-Looking Statements.
Forward-looking statements contained in this press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from the anticipated. The information contained in this release is as of June 19, 2013. Seven Arts assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

Contact:
Seven Arts Entertainment Inc.
Peter Hoffman
(323) 372-3080
phoffman@7artspictures.com